                                                                      Exhibit 17

                             RS INVESTMENT TRUST
                          RS AGGRESSIVE GROWTH FUND

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES

              PROXY FOR MEETING OF SHAREHOLDERS - January 9, 2003

The undersigned hereby appoints G. Randall Hecht, Steven Cohen, and Suzanne DuFrane, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Meeting of Shareholders of RS Investment Trust, on January 9, 2003 at 8:00 a.m. Pacific time, and at any adjournments thereof, all of the shares of the RS Aggressive Growth Fund which the undersigned would be entitled to vote if personally present.

                      NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                      Signature (or Signatures, if held jointly):

                      -----------------------------------------------


                      -----------------------------------------------

                      Date
                      -----------------------------------------------



------------------------------------------------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR the proposal.

Please vote by filling in the appropriate box below.

Proposal to approve the Merger of RS Aggressive Growth Fund with and into RS Emerging Growth Fund, as described in the Prospectus/Proxy Statement and the Agreement and Plan of Reorganization.

[__]     FOR               [__]     AGAINST          [__]     ABSTAIN

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.